Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), hereby constitutes and appoints Donald E. Washkewicz, Timothy K. Pistell, Thomas A. Piraino, Jr., Pamela J. Huggins and Patrick J. Leddy, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more post-effective amendment(s) to the registration statement on Form S-3 (File No. 333-82806) (the “Registration Statement”), with any and all amendments, supplements and exhibits thereto, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
     Executed as of this 1st day of June 2007.

/s/ Donald E. Washkewicz	/s/ Giulio Mazzalupi

Donald E. Washkewicz Chairman, President and Chief Executive Officer (Principal Executive Officer)	Giulio Mazzalupi Director

/s/ Timothy K. Pistell	/s/ Klaus-Peter Müller

Timothy K. Pistell Executive Vice President — Finance and Administration and Chief Financial Officer (Principal Financial Officer)	Klaus-Peter Müller Director

/s/ Dana A. Dennis	/s/ Candy M. Obourn

Dana A. Dennis Vice President and Controller (Principal Accounting Officer)	Candy M. Obourn Director

/s/ Linda S. Harty	/s/ Joseph M. Scaminace

Linda S. Harty Director	Joseph M. Scaminace Director

/s/ William E. Kassling	/s/ Wolfgang R. Schmitt

William E. Kassling Director	Wolfgang R. Schmitt Director

/s/ Robert J. Kohlhepp	/s/ Markos I. Tambakeras

Robert J. Kohlhepp Director	Markos I. Tambakeras Director